                                                                   DRAFT 1/28/97



                              THE REGISTRY, INC.


                              3,450,000 Shares/*/
                                 Common Stock
                           (no par value per share)

                                --------------

                            Underwriting Agreement



                                                            ___________, 1997



Adams, Harkness & Hill, Inc.
Montgomery Securities
J.C. Bradford & Co.
 As representatives of the several
 Underwriters named in Schedule I hereto, c/o Adams, Harkness & Hill, Inc.
60 State Street
Boston, Massachusetts 02109


Dear Sirs:

        The Registry, Inc., a Massachusetts corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives") an aggregate of 1,234,166 shares (the "Company Firm Shares") and, at the election of the Underwriters, up to 450,000 additional shares (the "Optional Shares") of common stock of the Company, without par value per share ("Common Stock"), and, the Selling Stockholders named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,765,834 shares (the "Selling Stockholder Firm Shares", and together with the Company Firm Shares, the "Firm Shares") of Common Stock. The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares".


-------------------------

   /*/    Includes 450,000 shares subject to an option to purchase additional shares to cover over-allotments.

  1.    Representations and Warranties of the Company.  The Company represents
       ---------------------------------------------
and warrants to, and agrees with, each of the Underwriters that:

        (a) A registration statement on Form S-1 (File No. 333-19991) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement including any pre-effective amendments thereto and any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement, if any, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto, including any exhibits incorporated by reference in the Initial Registration Statement and the Rule 462(b) Registration Statement, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
  Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

        (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein. The Company acknowledges that the statements set forth in the last paragraph on the front cover page, in the first two paragraphs on page 2 and under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement;

        (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

        (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described or filed, or incorporated by reference in the Registration Statement, as required; the contracts so described in the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against and by the Company or its subsidiaries in accordance with their respective terms, and are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts, except to the extent that such breach or default would not have a material adverse effect on the business, operating results or financial condition of the Company and its subsidiaries taken as a whole;

        (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

        (f) Neither the Company nor any subsidiary of the Company owns any real property; any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not result in a material adverse change in or affecting the business, assets, management, financial position, stockholders' equity or results of operations of the Company;

        (g) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (h) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations; and the description of the Company's stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, options and rights;

        (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; except as set forth in the Prospectus, no stockholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

        (j) The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms;

        (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Organization or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

        (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, are required to be described in the Registration Statement by the Act or the rules and regulations thereunder or which might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in or affecting the business, assets, management, financial position, stockholders' equity or results of operations of the Company; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which is reasonably likely to affect materially and adversely such business, assets, management, financial position, stockholders' equity or results of operations; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body;

        (m) The Company and its subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and which are material to the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would be expected to materially and adversely affect the business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

        (n) Price Waterhouse LLP, who have audited certain financial statements of the Company, and Ernst & Young LLP and Graves, McKenna, Lundeen & Almquist, P.L.L.P., who have audited certified certain financial statements of certain subsidiaries of the Company, have advised the Company that they are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

        (o) The financial statements and schedules of the Company and certain of its subsidiaries, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and such subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company and such subsidiaries for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent public accountants named in paragraph (n) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present in all material respects the information set forth therein on the basis stated in the Registration Statement;

        (p) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their business as now conducted; the Company has no knowledge of any material infringement by the Company of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and there is no claim of infringement being made against the Company regarding trademark, trade name, patent, copyright, license, trade secret or other similar rights which could have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries;

        (q) The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries which could materially and adversely affect the general affairs, management, financial position, stockholders' equity or results of operations of the Company;

        (r) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (s) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

        (t) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

        (u) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

        (v) The Common Stock of the Company has been registered pursuant to
  Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is not required to take any further action for the inclusion of the Shares on the Nasdaq National Market.

  2.    Representations of the Selling Stockholders.  Each of the Selling
        -------------------------------------------
Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

        (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of-Attorney and Custody Agreement (the "Custody Agreement") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

        (b) This Agreement and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms;

        (c) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body with respect to such Selling Stockholder is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on his or its part contemplated by this Agreement and the Custody Agreement, except such as have been obtained under the Act or the rules and regulations thereunder and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares;

        (d) The sale of the Shares to be sold by such Selling Stockholder hereunder and the performance by such Selling Stockholder of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement or other material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of his or its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder;

        (e) Such Selling Stockholder has, and at the First Time of Delivery (as defined in Section 5 hereof) will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

        (f) Such Selling Stockholder will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock within 90 days or, in the case of G. Drew Conway (the "Management Selling Stockholder"), 180 days, after the date of the Prospectus otherwise than hereunder, as a bona fide gift or gifts to, or in trust for, a person or entity who or which agrees in writing to be bound by this restriction or with your written consent;

        (g) Such Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares; and

        (h) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, as set forth in Section 10(b) hereof, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  In addition to the foregoing representations, the Management Selling Stockholder, joins in and makes each of the representations and warranties of the Company contained in Section 1 hereof.

  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Stockholder agrees to deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury

Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

  Each of the Selling Stockholders represents and warrants that a certificate in negotiable form representing all of the Shares to be sold by such Selling Stockholder has been placed in custody under the Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Custodian (as defined in the Custody Agreement), and that such Selling Stockholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you and included in the Custody Agreement (the "Power-of-Attorney"), appointing Robert E. Foley and Keith F. Higgins, Esq., and each of them, as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine (subject to the provisions of the Custody Agreement) the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

  Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or by the occurrence of any other event.
If such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination or other event.

  3.    Shares Subject to Sale.  (a) On the basis of the representations,
        ----------------------
warranties and agreements of the Company and the Selling Stockholders contained herein, and subject to the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, (ii) each of the Selling Stockholders agrees to sell its Selling Stockholder Firm Shares to the several Underwriters, and (iii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of $______, the respective number of Firm Shares

(to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell the Company Optional Shares to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

  The Company hereby grants to the Underwriters the right to purchase at their election up to 450,000 Optional Shares at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised on one occasion by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than three business days after the date of such notice.

  4.    Offering.  Upon the authorization by you of the release of the Firm
        --------
Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

  5.    Closing.  Certificates in definitive form for the Shares to be purchased
        -------
by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by (i) certified or official bank check or checks, payable to the order of the Company and each Selling Stockholder, respectively, in New York Clearing House (next day) funds or (ii) wire transfer of same day funds, all at the office of Adams, Harkness & Hill, Inc., 60 State Street, Boston, Massachusetts 02109. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on ________, 1997 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty four hours prior to each Time of Delivery at such location as you may specify.



     6.   Covenants of the Company.  The Company agrees with each of the
          ------------------------
Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus unless after reasonable notice you shall have approved such amendment or supplement (such approval not to be unreasonably withheld or delayed); to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the

     Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with
     Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, without your prior written consent other than (i) the sale of the Shares to be sold by the Company hereunder, (ii) the Company's issuance of options under its option plans in amounts not in excess of the amount shown as available for future grant in the Prospectus and (iii) shares of capital stock issued in connection with the acquisition by the Company of the assets or capital stock of another person or entity, whether directly, through merger or consolidation or otherwise, if the terms of such issuance provide that such shares of capital stock shall not be resold for a period of 180 days following the date of the Prospectus; provided, however, that the Company
                                           --------  -------
     shall not release any party from such resale restriction without the prior written consent of the Representatives;

          (f) Not to grant options to purchase shares of Common Stock which would become exercisable during a period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus;

          (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

          (i) To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act; and

          (j) Not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 180 days from the date of the Prospectus.

     7.   Covenants of the Selling Stockholders.  Each Selling Stockholder
          -------------------------------------
agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Stockholder hereunder and the fees and expenses, if any, of counsel and accountants retained by such Selling Stockholders (except that the Company shall pay for the fees and expenses of Ropes & Gray, as special counsel to the Selling Stockholders). The Company agrees with the Selling Stockholder to pay all costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement (except as set forth above), including, but not limited to, all expenses incident to the delivery of the certificates for the Shares to be sold by such Selling Stockholder, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares to be sold by the Selling Stockholders under the state securities or Blue Sky laws, all filing fees and the reasonable fees and expenses of counsel for the Underwriters payable in connection with the review of the offering of the Shares by the National Association of Securities Dealers, Inc. ("NASD"), and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto; provided that each Selling Stockholder agrees
                                   --------
to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Stockholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

     8.   Expenses.  The Company covenants and agrees with the several Under-
          --------
writers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the filing fees and, subject to a maximum of $2,500, the reasonable fees and expenses of counsel to the Underwriters incident to securing any required review by the NASD of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     9.   Conditions of Underwriters' Obligations.  The obligations of the
          ---------------------------------------
Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each Selling Stockholder shall each have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Hale and Dorr LLP, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus, and other related matters as you may reasonably request;

          (c) Ropes & Gray, counsel to the Company and special counsel to the Selling Stockholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in Annex I hereto;

          (d) At 10:00 a.m., Boston time, on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Price Waterhouse LLP, Ernst & Young LLP and Graves, McKenna, Lundeen & Almquist, P.L.L.P., shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

          (e) (i) Neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any change, or any development that is reasonably likely to result in a prospective change, in or affect the business, assets, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (f) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Shares, or (iii) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, has materially and adversely affected the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Shares;

          (g) The Shares to be sold by the Company at such Time of Delivery shall have been accepted for quotation, subject to notice of issuance, on the Nasdaq National Market System;

          (h) The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of such Selling Stockholder, respectively, in their capacities as such, satisfactory to you, stating, limited in the case of the Company only to the best of their knowledge after due inquiry, as to the accuracy of the representations and warranties of the Company and of such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and of such Selling Stockholder, respectively, of all of its or his obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as you may reasonably request; and

          (i) Each director, executive officer and stockholder holding more than 100,000 shares of the Company's Common Stock shall have executed and delivered to you agreements in which such holder undertakes, for 90 days or, in the case of the Management Selling Stockholder, 180 days, after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock, without the prior written consent of Adams, Harkness & Hill, Inc.

     10.  Indemnification and Contribution.  (a)  The Company and the Management
          --------------------------------
Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Management Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein.

     (b) Each of the Selling Stockholders other than the Management Selling Stockholder (each a "Non-Management Selling Stockholder"), severally and not jointly, will indemnify and hold harmless each Underwriter and any person, if any, who controls such Underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Non-Management Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The Underwriters acknowledge that the only information relating to any Non-Management Selling Stockholder furnished in writing to the Company by such Non-Management Selling Stockholder specifically for inclusion in the Registration Statement consists of the following (i) the information relating to such Non-Management Selling Stockholder set forth under the heading "Principal and Selling Stockholders"; (ii) insofar as such Non-Management Selling Stockholder was formerly a stockholder of Application Resources, Inc. ("ARI") (as indicated on Schedule II hereto), the information set forth on page 4 under the heading "Prospectus Summary - The Company -Recent Acquisitions", in the first sentence of paragraph 2 on page 17 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -Recent Acquisitions", and the financial statements of ARI audited by Ernst & Young LLP and included in pages F-40 through F-48 of the Registration Statement, in each case only insofar as they relate to ARI; and (iii) insofar as such Non-Management Selling Stockholder was formerly a stockholder of Shamrock Computer Resources, Ltd. ("Shamrock") (as indicated on Schedule II hereto), the information set forth on page 4 under the heading

"Summary - The Company - Recent Acquisitions", in the first sentence of paragraph 3 on page 17 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Acquisitions" and the financial statements of Shamrock audited by Graves, McKenna, Lundeen & Almquist, P.L.L.P., and included in pages F-65 through F-72 of the Registration Statement, in each case only insofar as they relate to Shamrock.

     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d)  Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification shall be available hereunder to any party who shall fail to give notice as provided in the preceding sentence if, and only to the extent that, the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No Indemnifying Party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

     (e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Selling Stockholder shall be liable for contribution under this
Section 10 in circumstances where such Selling Stockholder would not be required to provide indemnification if indemnification were available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f)  The obligations of the Company and the Selling Stockholders under this
Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. In addition to the indemnification obligations set forth in this Section 10, any indemnification obligation that the Company may have to any Selling Stockholder under a registration rights or other agreement shall remain in full force and effect.

     (g) Notwithstanding anything to the contrary contained herein, (i) in the event that the offering contemplated by this Agreement does not commence as contemplated herein, (A) the aggregate liability of the Management Selling Stockholder under this Agreement shall be limited to an amount equal to the net proceeds which such Management Selling Stockholder would have received from the sale of such Management Selling Stockholder's Firm Shares had the offering contemplated by this Agreement commenced and (B) no other Selling Stockholder shall have any liability hereunder and (ii) from and after the First Time of Delivery, and provided that the offering contemplated by this Agreement has commenced, the aggregate liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the sale of the Selling Stockholder Firm Shares sold by such Selling Stockholder to the Underwriters. The Underwriters shall seek to collect the amount of any loss, claim, damage or liability covered by this Section 10 for which a Selling Stockholder is liable from the Company prior to taking any action against any Selling Stockholder hereunder; provided, that
                                                                --------
the Underwriters shall not be required to delay acting against any Selling Stockholder if such delay may materially prejudice the Underwriters' rights under this Agreement.

     11.  Termination.  (a)  If any Underwriter shall default in its obligation
          -----------
to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company, any Selling Stockholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12.  Survival.  The respective indemnities, agreements, representations,
          --------
warranties and other statements of the Company, each Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Selling Stockholder, or any officer or director or controlling person of the Company or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     13.  Expenses of Termination.  If this Agreement shall be terminated
          -----------------------
pursuant to Section 11 hereof, neither the Company nor any Selling Stockholder shall then have any liability to any Underwriter except as provided in Section 8 and Section 10 hereof; but, if for any other reason this Agreement is terminated, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor any Selling Stockholder shall have any further liability to any Underwriter in respect of the Shares not so delivered except as provided in
Section 8 and Section 10 hereof.

     14.  Notice.  In all dealings hereunder, you shall act on behalf of each of
          ------
the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109, Attention: Joseph W. Hammer if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth in Schedule II hereto; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14.  Miscellaneous.  (a)  This Agreement shall be binding upon, and inure
          -------------
solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the

Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

  Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-Fact by each Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.



                                 Very truly yours,



                                 THE REGISTRY, INC.



                                 By:
                                    -------------------------
                                    G. Drew Conway
                                    President

                                 SELLING STOCKHOLDERS
                                 (Named in Schedule II to the Agreement)



                                 By:
                                    -------------------------
                                 Name:
                                 Title:  Attorney-in-Fact




                                 ----------------------------
                                 G. Drew Conway



Accepted as of the date
hereof at Boston, Massachusetts

ADAMS, HARKNESS & HILL, INC.
MONTGOMERY SECURITIES
J.C. BRADFORD & CO.


By:
   ------------------------------
   (Adams, Harkness & Hill, Inc.
    On behalf of each of
     the Underwriters)

                                   SCHEDULE I


                                                        Number of
                                                        Optional
                                      Total             Shares to be
                                      Number of         Purchased if
                                      Firm              Maximum
                                      Shares to be      Option
                                      Purchased         Exercised
                                      ---------         ---------
Adams, Harkness & Hill, Inc. ........
Montgomery Securities ...............
J.C. Bradford & Co. .................
                                      -----------       -------------
                      Total .........  3,000,000           450,000
                                      ===========       =============

                                  SCHEDULE II




                                                                          Total
                                                     Total              Number of
                                                   Number of             Optional
                                                  Firm Shares           Shares to
                                                   to be Sold            be Sold
                                                  -----------           ---------
The Company.....................................     1,234,166           450,000

The Selling Stockholders:

G. Drew Conway..................................       700,000                --

James D. Campbell(1)............................        61,471                --

JP Morgan Trust Company of Delaware TTEE
 UA made by William J. Campbell &
 Marjorie E. Murphy FBO The Campbell
 1997 Charitable Trust dtd 1-16-97(1)...........       200,000                --

William J. Campbell & Marjorie E. Murphy
 TTEES FBO The Campbell/Murphy Revocable
 Trust U/A dtd 8/17/94(1).......................       153,463                --

Charles E. Entrekin, Jr.(1).....................       131,725                --

Essex Performance Fund L.P.(1)..................        18,523                --

Essex Special Growth Opportunities
  Fund L.P.(1)..................................         2,401                --

Essex High Tech. Foreign Fund L.P.(1)...........         5,831                --

Essex New Discovery Fund L.P.(1)................        10,977                --

Thomas W. Fife(1)...............................         6,311                --

James J. Flaherty(2)............................        58,333                --

Patrick J. Flaherty(2)..........................        58,333                --

Timothy J. Guilfoil(2)..........................        58,333                --

Judith Hamilton(1)..............................         6,311                --

Santosh S. Krishnan(2)..........................        58,333                --

Luke Family Trust(1)............................        12,623                --


William Magidson(1)...............................         823                --

Donald C. Peterson(2).............................      58,333                --

Raj Ponnuswamy(2).................................      58,333                --

Marc L. Steuer(1).................................       6,311                --

Guy J. Vaillancourt(1)............................       3,018                --

Robert Warshawer(1)...............................      89,737                --

Charles Yazel(1)..................................       6,311                --
                                                     ---------          --------

TOTAL.............................................   3,000,000           450,000
                                                     =========          ========

(1)   Formerly a stockholder of Application Resources, Inc.

(2)   Formerly a stockholder of Shamrock Computer Resources, Ltd.

                                    ANNEX I

                          Form of Ropes & Gray Opinion

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction within the United States in which it owns or leases real property or maintains an office.

        2. The authorized, issued and outstanding capitalization of the Company as of December 31, 1996 is as set forth under the caption "Capitalization" in the Prospectus. All of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any statutory preemptive right or, to such counsel's knowledge, any other similar right. The Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of the capital stock contained in the Prospectus.

        3. Each subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization. All of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record and, to such counsel's knowledge, beneficially by the Company or another subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims other than those imposed by applicable securities laws (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates).
Each subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction within the United States in which it owns or leases real property or maintains an office.

        4. The Company has the corporate power and authority to enter into the Underwriting Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        5. The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under the Underwriting Agreement does not and will not (i) violate the articles of organization or by-laws of the Company, (ii) breach or result in a default under any agreement, indenture or other instrument filed as an exhibit to the

Registration Statement to which the Company is a party or by which it is bound, or to which any of its properties is subject, or (iii) violate any existing Massachusetts or federal law, rule, administrative regulation or any decree known to us of any court or any governmental agency or body having jurisdiction over the Company or any of its properties, except that we express no opinion as to state securities or "Blue Sky" laws or as to compliance with the antifraud provisions of federal and state securities laws.

        6. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or The Commonwealth of Massachusetts is required for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except the registration under the Act of the Shares.

        7. The Company is not subject to regulation as an "investment company" under the Investment Company Act of 1940, as amended.

        8. The Shares have been authorized for inclusion on the Nasdaq National Market System, subject to notice of issuance.

        9. The Underwriting Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders (by such Selling Stockholder or his or its duly authorized attorney-in-fact).

        10. A Custody Agreement has been duly authorized, executed and delivered by each of the Selling Stockholders and, pursuant to such Custody Agreement, each Selling Stockholder has authorized its attorney-in-fact to carry out the transactions contemplated in the Underwriting Agreement on its behalf and to deliver the Shares being sold by such Selling Stockholder pursuant to the Underwriting Agreement.

        11. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or The Commonwealth of Massachusetts is required to be obtained by any Selling Stockholder to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement and the Custody Agreement, other than as have been obtained or made under the Act.

        12. Immediately prior to the Closing Date, each Selling Stockholder was the registered owner of the Shares to be sold by such Selling Stockholder. Upon registration of the Shares in the names of the Underwriters in the stock records of the Company, assuming the Underwriters purchase the Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the Massachusetts Uniform Commercial Code, the Underwriters will have acquired the Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company.

        In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and those of the Company and its independent accountants in which the business and affairs of the Company and the contents of the Registration Statement and Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the Commission thereunder and we do not know of any legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject that are required to be described in the Registration Statement or Prospectus that are not so described or of any contracts or any other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus that are not filed or described as required. Further, based on such information and participation, nothing came to our attention that caused us to believe that (i) the Registration Statement as of its effective date contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus as of its date contained or as of the date hereof contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) it is necessary to amend the Registration Statement. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement and Prospectus.

        The limitations inherent in the independent verification of factual matters and the character of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement and Prospectus except for those made under the captions "Description of Capital Stock" and "Underwriting", which accurately summarize in all material respects the provisions of the laws and documents referred to therein.

        Such counsel shall also include a statement in such opinion as to the matters set forth in this paragraph. The Registration Statement has become effective under the Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor has any proceeding been instituted or contemplated for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act within the time period required thereby.

                                    ANNEX II

  Pursuant to Section 9(d) of the Underwriting Agreement, Price Waterhouse LLP shall furnish letters to the Underwriters to the effect that:

  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

  (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

  (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

     (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus;

     (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

     (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

     (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the combined long-term debt of the Company and its subsidiaries, or any decreases in combined net current assets or net assets or other items specified by the representatives, or any increases in any items specified by the representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the representatives, or any increases in any items specified by the representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

  (v) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

  Pursuant to Section 9(d) of the Underwriting Agreement, Ernst & Young LLP and Graves, McKenna, Lundeen & Almquist, P.L.L.P., shall furnish letters to the Underwriters with respect to the matters set forth in paragraphs (i) and (ii) above.